Exhibit 5.1

November 14, 2011

AmerisourceBergen Corporation

1300 Morris Drive

Chesterbrook, PA 19087

Re:	AmerisourceBergen Corporation Registration Statement on Form S-3 (Registration No. 333-162227)

Ladies and Gentlemen:

We have acted as counsel to AmerisourceBergen Corporation, a Delaware corporation (the “Company”), and the additional registrants listed on Exhibit A hereto (the “Guarantors”) in connection with (i) the issuance and sale by the Company of $500,000,000 aggregate principal amount of its 3.500% Senior Notes due 2021 (the “Notes”) pursuant to the terms of an Underwriting Agreement, dated November 8, 2011 (the “Underwriting Agreement”), by and among the Company, the Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement and (ii) the filing of the above-referenced Registration Statement (the “Form S-3”) and Post-Effective Amendments Nos. 1, 2 and 3 thereto (together with the Form S-3, the “Registration Statement”) on September 30, 2009, November 4, 2009, December 1, 2010 and November 3, 2011, respectively, under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”), pursuant to which the Notes and the Guarantees (as hereinafter defined) are registered under the Act.

The Notes were issued under that certain Indenture, dated as of November 19, 2009, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented and amended by a Second Supplemental Indenture thereto, dated as of the date hereof, by and among the Company, the Guarantors and the Trustee (as so supplemented and amended, the “Indenture”), and will be jointly and severally guaranteed (the “Guarantees”) by the Guarantors.

In connection with this opinion letter, we have examined:

(i)	the Indenture;

(ii)	the Notation of Guarantee, dated November 14, 2011 made by the Guarantors;

(iii)	the Underwriting Agreement;

(iv)	the Registration Statement;

AmerisourceBergen Corporation

November 14, 2011

(v)	the preliminary prospectus supplement of the Company, dated as of November 8, 2011, which was filed by the Company with the Commission on November 8, 2011 pursuant to Rule 424(b)(3) promulgated under the Act;

(vi)	the pricing term sheet of the Company, which was filed by the Company with the Commission on November 8, 2011 pursuant to Rule 433 promulgated under the Act;

(vii)	the final prospectus supplement of the Company, dated as of November 8, 2011, which was filed by the Company with the Commission on November 9, 2011 pursuant to Rule 424(b)(5) promulgated under the Act;

(viii)	originals, or copies certified or otherwise identified to our satisfaction of the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws and the certificate of incorporation, articles of incorporation, certificate of limited partnership, certificate of formation, articles of organization, bylaws, limited partnership agreement, limited liability company operating agreement and other organizational documents, as amended, as applicable, of each of the Guarantors; and

(ix)	resolutions and such other documents and records of the Company and the Guarantors as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon the representations of the Company and the Guarantors contained in the Underwriting Agreement and upon certificates of officers of the Company and officers of the Guarantors.

We have also assumed, without any independent investigation or verification of any kind, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Indenture constitutes a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, we are of the opinion that the Notes and the Guarantees constitute valid and binding obligations of the Company and the Guarantors, as applicable.

The opinions expressed above are subject to the following limitations and qualifications:

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AmerisourceBergen Corporation

November 14, 2011

A.	The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

B.	Under applicable law, the Guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provisions of the Guarantees which purport to waive or alter such rights or protections, except to the extent permitted by law.

C.	The opinions expressed herein are limited to the laws of the State of California, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the laws of the State of Florida, the State of Georgia, the State of Illinois, the State of Maryland, the State of New Jersey, the State of New York, the Commonwealth of Pennsylvania, the State of Texas and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction.

D.	To the extent that our opinions involve the laws of the State of Georgia with respect to Imedex, LLC, a Georgia limited liability company (the “Georgia Guarantor”), and the laws of the State of Maryland with respect to I.G.G. of America, Inc., a Maryland corporation (the “Maryland Guarantor”), we have relied, with the consent of Hunton & Williams LLP, solely on its opinion, dated the date hereof, which is being filed as Exhibit 5.2 to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement (the “H&W Opinion”), and our opinions are, to such extent, subject to the same qualifications, assumptions and limitations as are set forth in the H&W Opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Exhibit A

List of Guarantors

Subsidiary	State of Organization
Ambulatory Pharmaceutical Services, Inc.	New Jersey
AmerisourceBergen Consulting Services, Inc.	Delaware
AmerisourceBergen Drug Corporation	Delaware
AmerisourceBergen Holding Corporation	Delaware
AmerisourceBergen Services Corporation	Delaware
AmerisourceBergen Specialty Group, Inc.	Delaware
AmeriSource Health Services Corporation	Delaware
AmeriSource Heritage Corporation	Delaware
Anderson Packaging, Inc.	Illinois
APS Enterprises Holding Company, Inc.	Delaware
ASD Specialty Healthcare, Inc.	California
AutoMed Technologies, Inc.	Delaware
Bellco Drug Corp.	New York
Clinical Outcomes Resource Application Corporation	New York
Dialysis Purchasing Alliance, Inc.	New York
Health Services Capital Corporation	Delaware
I.G.G. of America, Inc.	Maryland
IHS Acquisition XXX, Inc.	Delaware
Imedex, LLC	Georgia
Integrated Commercialization Solutions, Inc.	California
International Oncology Network Solutions, Inc.	Delaware
International Physician Network, L.L.C.	Delaware
IntrinsiQ Holdings, Inc.	Delaware
IntrinsiQ, LLC	Delaware
Liberty Acquisition Corp.	Delaware
Medical Initiatives, Inc.	Florida
Pharm Plus Acquisition, Inc.	Delaware
Pharmacy Healthcare Solutions, Ltd.	Texas
Premier Source Diagnostics Inc.	Delaware
Premier Source, LLC	California
Solana Beach, Inc.	Delaware
Specialty Pharmacy, Inc.	Delaware
Specialty Pharmacy of California, Inc.	California
Telepharmacy Solutions, Inc.	Delaware
The Lash Group, Inc.	Delaware
US Bioservices Corporation	Delaware
Value Apothecaries, Inc.	Texas
Xcenda, L.L.C.	Florida